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                                                                    EXHIBIT 99.1

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("STATE LAWS") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT OR THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION.

                          SECURITIES PURCHASE AGREEMENT

        This agreement is made and entered into as of the 8th day of June, 2000, by and between Contango Oil & Gas Company (the "Issuer") and the Southern Ute Indian Tribe, a federally recognized Indian tribe organized under the Indian Reorganization Act of 1934, doing business as the Southern Ute Indian Tribe Growth Fund (the "Purchaser").

     1. AGREEMENT TO PURCHASE SECURITIES. On the terms and subject to the conditions set forth in this agreement, the Purchaser hereby agrees to purchase from the Issuer 2,500,000 shares of the Issuer's common stock (the "Shares") for an aggregate purchase price of $2,500,000 (the "Purchase Price"), payable by wire transfer to the account of the Issuer. The Issuer will also grant Purchaser a 90-day option to purchase an additional 2,500,000 shares of the Issuer's common stock (the "Option") for an aggregate purchase price of $2,500,000. The shares of Issuer's common stock that may be issued upon exercise of the Option are referred to herein as the "Option Shares" and the Shares, the Option and the Option Shares are collectively referred to herein as the "Securities".

     2. WIRE TRANSFER OF PAYMENT FOR AND DELIVERY OF THE SECURITIES. Immediately after the Purchaser has wired the Purchase Price for the Securities as instructed by Issuer, the Issuer shall issue and deliver a certificate representing the Shares, and the Options in the form attached hereto as Exhibit A and Exhibit B, in the name and to the address specified by the Purchaser in the registration and delivery instructions on the signature page of this agreement.

     3. PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Purchaser hereby represents and warrants to the Issuer that:

         3.1 Investment Intent. The Purchaser is acquiring the Securities solely for the Purchaser's own account for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution of the Securities in violation of the Securities Act.

         3.2 Access to Information. The Purchaser has received a copy of the Issuer's annual report on Form 10-KSB for the year ended June 30, 1999 (the "Annual Report") and quarterly report on Form 10-QSB for the quarter ended March 31, 2000 (the "Quarterly Report") and has reviewed them, including the risk factors set forth under the heading, "Management's Discussion and Analysis of Plan of Operation -- Risk Factors." In addition, the Purchaser has received and reviewed a copy of the Issuer's proxy statement for its annual meeting of stockholders held on September 28, 1999 (the "Proxy Statement"). If desired, the Purchaser has also sought and obtained from management of the Issuer such additional information concerning


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the business, management and financial affairs of the Issuer as the Purchaser has deemed necessary or appropriate in evaluating an investment in the Issuer and determining whether or not to purchase the Securities.

         3.3 Accredited Investor. By completing the Accredited Investor Certification attached as Exhibit C, the Purchaser represents and warrants that it is an accredited investor, as defined by Rule 501(a) of Regulation D under the Securities Act.

         3.4 Knowledge and Experience. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities and of protecting its interests in connection with an acquisition of the Securities.

         3.5 Suitability. The Purchaser has carefully considered, and has, to the extent the Purchaser deems it necessary, discussed with the Purchaser's own professional legal, tax and financial advisers the suitability of an investment in the Securities for the Purchaser's particular tax and financial situation, and the Purchaser has determined that the Securities are a suitable investment for the Purchaser.

         3.6 Ability to Bear Risk of Loss. The Purchaser is financially able to hold the Securities subject to restrictions on transfer for an indefinite period of time, and is capable of bearing the economic risk of losing up to the entire amount of its investment in the Securities.

         3.7 Private Offering. The offer of the Securities was directly communicated to the Purchaser by the Issuer. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such directly communicated offer.

         3.8 Truth and Accuracy. All representations and warranties made by the Purchaser in this agreement are true and accurate as of the date hereof and shall be true and accurate as of the date the Issuer issues the Securities. If at any time prior to the issuance of the Securities any representation or warranty shall not be true and accurate in any respect, the Purchaser shall so notify the Issuer.

         3.9 Authority. The individuals executing and delivering this agreement on behalf of the Purchaser have been duly authorized to execute and deliver this agreement on behalf of the Purchaser, the signature of both such individuals is binding upon the Purchaser, the Purchaser is a federally recognized Indian tribe organized under the Indian Reorganization Act of 1934 and the Purchaser was not formed for the specific purpose of acquiring the Securities.

         3.10 No Violation. The execution and delivery of this agreement and the consummation of the transactions or performance of the obligations contemplated by this agreement do not and will not violate any term of the Purchaser's organizational documents.

         3.11 Enforceability. The Purchaser has duly executed and delivered this agreement and (subject to its execution by the Issuer) it constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms against the Purchaser, except as such enforceability may be limited by and subject to laws of general application



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relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.12 Reliance on Own Advisers. In connection with the Purchaser's investment in the Securities, the Purchaser has not relied upon the Issuer or its advisers for legal or tax advice, and has, if desired, in all cases sought the advice of the Purchaser's own legal counsel and tax advisers.

         3.13 Scope of Business. The Purchaser has been advised and understands that the Issuer will be exposed to numerous investment opportunities in all areas of the oil and gas industry and may therefore pursue various types of opportunities, even if they do not fit within the primary focus of the Issuer's current business plan. For example, such opportunities could include both onshore and offshore United States investments and also international investments. Potential opportunities could also include such things as downstream investments in oil and gas service companies, pipelines, and gas processing and gas storage facilities.

     4. ISSUER'S REPRESENTATIONS AND WARRANTIES. The Issuer hereby represents and warrants to the Purchaser that:

         4.1 Corporate Existence; Authority. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is duly qualified and in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be so qualified would not have a material adverse effect on the Issuer. The Issuer has all requisite power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as it is being conducted and to execute and deliver this agreement and to perform the provisions hereof. The individual executing and delivering this agreement on behalf of the Issuer has been duly authorized to execute and deliver this agreement on behalf of the Issuer and the signature of such individual is binding upon the Issuer.

         4.2 Enforceability. The Issuer has duly taken all requisite action necessary to authorize the execution and delivery by it of this agreement and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder. The Issuer has duly executed and delivered this agreement and (subject to its execution by the Purchaser) it constitutes a valid and binding agreement of the Issuer enforceable in accordance with its terms against the Issuer, except as such enforceability may be limited by and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.3 Capitalization. (a) The Issuer has no outstanding capital stock other than common stock as of the date of this agreement. The Issuer is authorized to issue 50,000,000 shares of common stock, of which (prior to giving effect to the transactions set forth herein) 17,496,661 shares are issued and outstanding, and 125,000 shares of preferred stock, none of which are issued and outstanding. All of the Issuer's outstanding shares of common stock have been duly and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. The Shares have been duly authorized and when issued and delivered to the Purchaser against payment therefor as provided by this agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or





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similar rights. If and when issued, the Option Shares will have been duly authorized and when issued and delivered to the Purchaser against payment therefor as provided by in the Option, will be validly issued, fully paid and non-assessable, and the issuance of such Option Shares will not be subject to any preemptive or similar rights.

              (b) Prior to giving effect to the transactions set forth herein, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights to purchase or otherwise acquire from the Issuer any shares of, or any securities convertible into, the capital stock of the Issuer except as set forth on Schedule 4.3(b), including
(i) outstanding options to purchase 814,167 shares of the Issuer's common stock under the Issuer's 1999 Stock Incentive Plan, under which 5,000,000 shares of common stock are reserved for issuance, (ii) warrants exercisable for 2,830,370 shares of the Issuer's common stock at the exercise price of $1.00 per share, and (iii) outstanding options to purchase an aggregate of 275,000 shares of the Issuer's common stock pursuant to certain agreements between the Issuer and various third parties.

              (c) Except as set forth on Schedule 4.3(c), no shareholders of the Issuer have any right to require the registration of any securities of the Issuer or to participate in any such registration.

         4.4 No Conflicts. The issuance and sale of the Securities to the Purchaser as contemplated hereby and the performance of this Agreement and the Option will not violate or conflict with the Issuer's Articles of Incorporation or By-laws or any agreements to which the Issuer is a party or by which it is otherwise bound or, to the Issuer's knowledge, any statute, rule or regulation (federal, state, local or foreign) to which it is subject.

         4.5 SEC Documents. The Issuer has provided the Annual Report, the Quarterly Report and the Proxy Statement to the Purchaser. As of the date hereof, the Annual Report, the Quarterly Report and the Proxy Statement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Issuer included in the Annual Report have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended. The Issuer has included in the Annual Report all material agreements, contracts and other documents that are required to be filed as exhibits to the Annual Report.

         4.6 Litigation. There is no litigation or other legal, administrative or governmental proceeding pending or, to the knowledge of the Issuer, threatened against or relating to the Issuer or its properties or business, that if determined adversely to the Issuer may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of the Issuer.

         4.7 No Material Adverse Change. Since the date of the Quarterly Report, there has not been any material adverse change in the business, operations, properties, prospects,





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assets, or condition of the Issuer, and no event has occurred or circumstance exits that may result in such a material adverse change.

         4.8 Environmental Matters.

              (a) Except as would not be reasonably likely to have a material adverse effect change in the business, operations, properties, prospects, assets, or condition of the Issuer: (i) to Issuer's knowledge, Issuer has complied with all applicable Environmental Laws (as defined in Section 4.8(b));
(ii) to Issuer's knowledge, Issuer is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) to Issuer's knowledge, Issuer has not been associated with any release or threat of release of any Hazardous Substance; (v) Issuer has not received any notice, demand, letter, claim or request for information alleging that Issuer may be in violation of or liable under any Environmental Law; (vi) Issuer is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) there are no circumstances or conditions involving Issuer that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Issuer pursuant to any Environmental Law.

              (b) For purposes of this agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to:
(A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

              (c) For purposes of this agreement, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any governmental entity pursuant to any Environmental Law.

         4.9 Juneau Agreement. Issuer has delivered a true and correct copy of the agreement dated as of September 1, 1999 (the "Juneau Agreement") by and between the Issuer and Juneau Exploration, Inc. to Purchaser, and since the date received by Purchaser, the Juneau Agreement has not been amended or modified in any respect orally or in writing, is in full force and effect and has not been terminated.

         4.10 No Subsidiaries. Except as set forth on Schedule 4.10, the Issuer has no Subsidiary, owns no stock in any other person, and is not a member of any general or limited partnership, joint venture or association of any kind. For purposes of this agreement, the term Subsidiary of a specified person means any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by the specified person, provided that associations, joint ventures or other relationships (i) which are established pursuant to a standard form operating agreement or similar agreement or which are



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partnerships for purposes of federal income taxation only, (ii) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (iii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of the specified person.

         4.11 Compliance with Laws, Other Instruments. The execution, delivery and performance by the Issuer of this agreement will not (a) contravene, result in any breach of, or constitute a default under or result in the creation of any lien in respect of any property of the Issuer under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other material agreement or instrument to which the Issuer is bound or by which the Issuer or any of its respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Issuer or (c) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Issuer.

         4.12 Government Authorization. No consent, approval or authorization of, or registration, filing or declaration with a governmental authority is required in connection with the execution, delivery or performance by the Issuer of this agreement.

         4.13 Observance of Agreements, Statutes and Orders. The Issuer is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation environmental laws) of any governmental authority which default or violation could have a material adverse effect upon the business or operations of the Issuer.

         4.14 Taxes. The Issuer has filed all tax returns that are required to have been filed by it in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Issuer, or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Issuer has established adequate reserves in accordance with generally accepted accounting principles. The Issuer knows of no basis for any other tax or assessment with respect to itself that could reasonably be expected to have a material adverse effect. The charges, accruals and reserves on the books of the Issuer in respect of federal, state or other taxes for all fiscal periods are adequate.

         4.15 Licenses, Permits, etc.

              (a) the Issuer owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto necessary for the conduct of its business, without known conflict with the rights of others;



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              (b) no product of the Issuer infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other person; and

              (c) there is no material violation by any person of any right of the Issuer with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Issuer.

         4.16 ERISA. The Issuer has not had nor does it have any plans subject to ERISA.

         4.17 Insurance. The Issuer maintains, with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms, and in such amounts (including deductibles, coinsurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or similar business and similarly situated. Set forth in Schedule 4.17 is a list as of the date hereof of all of the Issuer's policies of insurance, containing in each case the name of the insurer, the policy number, coverage amounts, deductible, premium and expiration date.

         4.18 Commissions. The Issuer has not entered into any agreement or incurred any obligation which might result in the obligation to pay a brokerage commission or finder's fee with respect to the sale and issuance of the Securities.

         4.19 Election. At a meeting of the Board of Directors of the Issuer held on May 30, 2000, Robert Zahradnick was elected to the Board of Directors of the Issuer subject to the consummation of the transactions pursuant to this agreement.

     5. RESTRICTIONS ON TRANSFER.

         5.1 Resale Restrictions. The Purchaser understands that the offer and sale of the Securities to the Purchaser has not been registered under the Securities Act or under any State Laws. The Purchaser agrees not to offer, sell or otherwise transfer the Securities, or any interest in the Securities, unless
(i) the offer and sale is registered under the Securities Act, (ii) the Securities may be sold in accordance with the applicable requirements and limitations of Rule 144 under the Securities Act and any applicable State Laws and, if the Issuer reasonably requests, the Purchaser delivers to the Issuer an opinion of counsel to such effect, or (iii) the Purchaser delivers to the Issuer an opinion of counsel reasonably satisfactory to the Issuer that the offer and sale is otherwise exempt from Securities Act registration. Notwithstanding the foregoing subsections (ii) and (iii), no opinion shall be required for transfers by Purchaser to Purchaser's affiliates.

         5.2 Restrictive Legend. The Purchaser understands and agrees that a legend in substantially the following form will be placed on the certificates or other documents representing the Securities:

        "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY



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        NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS (i) THE OFFER AND
        SALE IS REGISTERED UNDER THE SECURITIES ACT, OR (ii) THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION AND THE TERMS OF SECTION 5.1 OF THE SECURITIES PURCHASE AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE ORIGINALLY PURCHASED HAVE BEEN COMPLIED WITH. (A COPY OF THE SECURITIES PURCHASE AGREEMENT IS ON FILE AT THE CORPORATE OFFICE OF THE ISSUER.)"

         5.3 Illiquid Investment. The Purchaser acknowledges that it must bear the economic risk of its investment in the Securities for an indefinite period of time, until such time as the Securities are registered or as an exemption from registration is available. The Purchaser acknowledges that the soonest that the Rule 144 exemption from registration could become available would be after the Purchaser has paid for and held the Securities for one year.

     6. RIGHT TO ADDITIONAL SECURITIES.

         6.1 First Refusal Rights. Subject to the terms and conditions of this
Article 6, the Issuer hereby grants to the Purchaser a right of first refusal to purchase its Pro Rata Share (as defined below) of any issue of New Securities (as defined below) that the Issuer (or any subsidiary whose capital stock will not be wholly owned, directly or indirectly, by the Issuer upon completion of any such issuance) may from time to time after the date of this agreement propose to issue.

         6.2 New Securities. "New Securities" shall mean any capital stock, any rights, options or warrants to purchase or subscribe for capital stock, and any securities or other instruments of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock, which are issued for cash; provided, however, that "New Securities" shall not include: (i) up to 5,000,000 shares of the Issuer's common stock (or related options or rights) issued to the Issuer's employees, directors and consultants pursuant to a plan adopted by the Board of Directors; (ii) shares of the Issuer's capital stock issued in connection with any warrant, option or right, stock split or stock dividend by the Issuer outstanding on the date hereof; (iii) shares issued to Glenn Dillon, the Issuer's controller, in an amount not to exceed 1,250 per month; (iv) shares issued to William Gibbons, the Issuer's treasurer and assistant secretary, in an amount not to exceed 2,000 per month through December 2000; and (v) shares issued to Billy Jack Corbell in connection with the acquisition of leases in Shelby County, Texas, in an amount not to exceed 5,000.

         6.3 Notice and Allocation Periods. If the Issuer or, when applicable, its subsidiary, proposes to undertake a bona fide issuance of New Securities, then it shall give the Purchaser written notice, at the address set forth on the signature page hereof or any substitute address delivered to Issuer in writing by Purchaser, of its intention, describing the type of New Securities, the price, the number of shares to be offered, and the general terms upon which such securities are proposed to be offered. The Purchaser shall be given at least 20 days' prior written notice within which to agree to purchase all or any part of its Pro Rata Share (as hereinafter defined) of such issuance of New Securities for the price and upon the general terms specified in said notice by giving written notice to the issuer within such period and stating therein the quantity of New Securities to be purchased by it. "Pro Rata Share" shall mean that portion of the number of shares of New Securities proposed to be issued that equals the proportion that (a) the



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number of shares of common stock held by the Purchaser immediately prior to the proposed issuance, plus the number of shares of common stock that would then be issuable to the Purchaser assuming that the Option had been fully exercised, bears to (b) the total number of shares of common stock issued and outstanding immediately prior to the proposed issuance.

         6.4 Right of Issuer to Sell New Securities. If the Purchaser fails to exercise in full its rights of first refusal within the applicable period set forth above, then the Issuer or, when applicable, its subsidiary shall have 120 days thereafter to sell the New Securities respecting that the rights set forth herein were not exercised at a price and upon general terms no more favorable to the purchaser thereof than specified in the notice to the Purchaser. If such New Securities have not been sold within such 120-day period, then the Issuer or, when applicable, its subsidiary shall not thereafter issue or sell any New Securities without first offering them to the Purchaser in the manner provided above.

         6.5 Expiration of First Refusal Rights. Notwithstanding anything to the contrary in the foregoing, the right of first refusal granted to the Purchaser pursuant to this Article 6 shall expire upon completion of a public offering of the Issuer's common stock pursuant to a registration statement declared effective by the SEC in connection with the sale by the Issuer of at least $10.0 million of the Issuer's common stock.

     7. REGISTRATION PROCEDURES.

         7.1 Initial Filing. Within 180 days after the issuance of the Shares, the Issuer shall prepare and file or cause to be filed with the SEC a registration statement (the "Initial Registration Statement") with respect to the Shares. The Issuer shall thereafter use diligence in attempting to cause the Initial Registration Statement to be declared effective by the SEC and shall thereafter use diligence to maintain the effectiveness of the Initial Registration Statement until the earlier to occur of (i) the date which is one year from the effective date of the Initial Registration Statement, (ii) the date on which all of the Shares have been sold by the Purchaser or (iii) the date on which the Shares can be resold in full over a three-month period pursuant to SEC Rule 144.

         7.2 Demand Registration Rights. If at any time the Initial Registration Statement is no longer effective, Purchaser shall be entitled to make a request for registration under the Securities Act of Shares or Option Shares (together, "Registerable Securities") in an aggregate amount of at least 2,500,000 shares (a "Demand Registration"). Within 120 days of the receipt of a written request for a Demand Registration, the Issuer shall file with the SEC and use its best efforts to cause to become effective under the Securities Act a registration statement with respect to such Registerable Securities (a "Demand Registration Statement"). Any such request will specify the number of Registerable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Issuer shall be required to register Registerable Securities pursuant to this Section 7.2 on a maximum of two separate occasions; provided, the Issuer shall not be required to register Registerable Securities pursuant to this Section 7.2 more than once in any twelve month period.

                  Subject to Section 7.2(b) hereof, no other securities of the Issuer except securities held by Purchaser, any persons with "demand" registration rights pursuant to a contractual commitment of the Issuer ("Demand Right Holder"), and any Person entitled to exercise "piggy



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back" registration rights pursuant to contractual commitments of the Issuer shall be included in a Demand Registration.

              (a) In a registration pursuant to Section 7.2(a) hereof involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Issuer and the Purchaser that in such underwriter's or underwriters' reasonable opinion the total number of securities which the Purchaser and any other person desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Issuer will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event, securities shall be registered in such registration in the following order of priority: (i) first, the Registerable Securities which have been requested to be included in such registration by the Purchaser and person(s) exercising demand registration rights (whether pursuant to this Agreement or otherwise) (pro rata based on the amount of securities sought to be registered by such Persons), (ii) second, provided that no securities sought to be included by the Purchasers and the Demand Right Holders have been excluded from such registration, the securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Issuer (pro rata based on the amount of securities sought to be registered by such Persons) and (iii) third, securities the Issuer proposes to register.

              (b) A Demand Registration Statement will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the SEC and the Issuer has complied in a timely manner and in all material respects with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Demand Registration Statement has become effective, the offering of Registerable Securities pursuant to such Registration Statement is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency or court that prevents, restrains or otherwise limits the sale of Registerable Securities pursuant to such Demand Registration Statement for any reason not attributable to Purchaser and such Demand Registration Statement has not become effective within a reasonable time period thereafter (not to exceed 60 days), such Demand Registration Statement will be deemed not to have been effected. If
(i) a registration requested pursuant to this Section 7.2 is deemed not to have been effected or (ii) a Demand Registration does not remain effective under the Securities Act until at least the earlier of (A) an aggregate of 90 days after the effective date thereof or (B) the consummation of the distribution by the Purchaser of 80% of Purchaser's Registerable Securities covered thereby, then the Company shall continue to be obligated to effect a Demand Registration pursuant to this Section 7.2. For purposes of calculating the 90-day period referred to in the preceding sentence, any period of time during which such Demand Registration Statement was not in effect shall be excluded.

         7.3 Piggy-Back Registration Rights. (a) If at any time the Initial Registration Statement is no longer effective the Issuer proposes to file a registration statement under the Securities Act with respect to an offering by the Issuer for its own account or for the account of any of its securityholders of any class of its common stock in a firmly underwritten public equity offering (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Issuer's existing securityholders), then the Issuer shall give written notice of such proposed filing to the Purchaser as soon as practicable (but in no event fewer than 30 days before the anticipated filing date), and such notice shall offer Purchaser the opportunity to register such number of Registerable Securities as Purchaser may request in writing within 15 days after receipt of such written notice from the Issuer (which request shall specify the shares intended to be disposed of by Purchaser) (a "Piggy-Back Registration"). The Issuer shall use its best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act until at least the earlier of (A) the 90th day after the effective date thereof or (B) the consummation of the distribution by the holders of all of the securities covered thereby. The Issuer shall use its best efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registerable Securities requested by Purchaser to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Issuer or any other securityholder included therein and to permit the sale or other disposition of such Registerable Securities in accordance with the intended method of distribution thereof. Purchaser shall have the right to withdraw its request for inclusion of its Registerable Securities in any Registration Statement pursuant to this Section 7.3 by giving written notice to the Issuer of its request to withdraw. The Issuer may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective or the Issuer may elect to delay the registration; provided, however, that the Issuer shall give prompt written notice thereof to Purchaser.

         No registration effected under this Section 7.3, and no failure to effect a registration under this Section 7.3, shall relieve the Issuer of its obligation to effect a registration upon the request of Purchaser pursuant to
Section 7.2 hereof, and no failure to effect a registration under this Section
7.3 and to complete the sale of securities registered thereunder in connection therewith shall relieve the Issuer of any other obligation under this Agreement.

              (b) In a registration pursuant to Section 7.3 hereof involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Issuer and the securityholders requesting inclusion in such offering that in such underwriter's or underwriters' reasonable opinion the total number of securities which the Issuer, the Purchaser and any other persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Issuer will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases initially involving the registration for sale of securities for the Issuer's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Issuer proposes to register and (ii) second, the securities which have been requested to be included in such registration by persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Issuer (pro rata based on the amount of securities sought to be registered by such persons); and (y) in cases not initially involving the registration for sale of securities for the Issuer's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any Demand Right Holder whose exercise of a demand registration right is the basis for the registration, (ii) second, securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such Persons) and (iii) third, the securities which the Issuer proposes to register.

         7.4 Following effectiveness of any registration statement filed by Issuer pursuant to Sections 7.1, 7.2 or 7.3 of this Agreement ("a Registration Statement"), the Issuer shall furnish to the Purchaser a prospectus as well as such other documents as the Purchaser may reasonably request.

         7.5 Without the written consent of the Purchaser, the Issuer shall not grant to any person the right to request the Issuer to register any securities of the Issuer under the Securities Act unless the rights so granted are subject to the prior rights of the Purchaser set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

         7.6 The Issuer shall use diligent efforts to (i) register or otherwise qualify the common stock covered by the Registration Statement for sale under the securities laws of such jurisdictions as the Purchaser may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements as may be required, (iii) take such other actions as may be necessary to maintain such registrations and/or qualifications in effect at all times while the Registration Statement is likewise maintained effective and (iv) take all other actions reasonably necessary or advisable to qualify the Shares for sale in such jurisdictions; provided, however, that the Issuer shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.6,
(B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Issuer or (E) make any change in its certificate of incorporation or bylaws, which in each case the Board determines to be contrary to the best interests of the Issuer and its stockholders.

         7.7 The Issuer shall, following effectiveness of the Registration Statement, as promptly as practicable after becoming aware of any such event, notify the Purchaser of the happening of any event of which the Issuer has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Purchaser or as the Purchaser may reasonably request. The Issuer may voluntarily suspend once the effectiveness of a Registration Statement for a limited time, which in no event shall be longer than 90 days, if the Issuer has been advised by legal counsel that the offering of common stock pursuant to the Registration Statement would adversely affect, or would be improper in view of (or improper without disclosure in a prospectus), a proposed financing, a reorganization, recapitalization, merger, consolidation, or similar transaction involving the Issuer or its subsidiaries, in which event the one year period referred to in clause (i) of Section 7.6 shall be extended for an additional period of time beyond such one year period equal to the number of days the effectiveness thereof has been suspended pursuant to this sentence.

         7.8 Following effectiveness of a Registration Statement, the Issuer, as promptly as practicable after becoming aware of any such event, will notify the Purchaser of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time.

         7.9 Following effectiveness of a Registration Statement, the Issuer will use diligence either to (i) cause all the common stock covered by the Registration Statement to be listed on each national securities exchange on which similar securities issued by the Issuer are then listed, if any, if the listing of such common stock is then permitted under the rules of such exchange, or (ii) secure the quotation of all the common stock covered by the Registration Statement on The Nasdaq SmallCap Market, if the listing of such common stock is then permitted under the rules of such The Nasdaq SmallCap Market, or (iii) if, despite the Issuer's best efforts to satisfy the preceding clause (i) or (ii), the Issuer is unsuccessful in satisfying the preceding clause (i) or (ii) and without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such common stock.

         7.10 It shall be a condition precedent to the obligations of the Issuer to take any action pursuant to this Article 7 that the Purchaser shall furnish to the Issuer such information regarding itself as the Issuer may reasonably request to effect the registration of the common stock and shall execute such documents in connection with such registration as the Issuer may reasonably request.

         7.11 The Purchaser agrees to cooperate with the Issuer in any manner reasonably requested by the Issuer in connection with the preparation and filing of a Registration Statement hereunder.

         7.12 The Purchaser agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 7.7 or 7.8, the Purchaser will immediately discontinue disposition of Shares pursuant to an effective Registration Statement until the Purchaser's receipt of notice from the Issuer that sales may resume and copies of the supplemented or amended prospectus and, if so directed by the Issuer, shall deliver to the Issuer (at the expense of the Issuer) or destroy (and deliver to the Issuer a certificate of destruction) all copies in the Purchaser's possession of the prospectus covering such common stock current at the time of receipt of such notice.

         7.13 All expenses, other than (i) underwriting discounts and commissions, (ii) other fees and expenses of investment bankers and (iii) brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to this Article 7, including, without limitation, all registration, listing and qualification fees, printing and accounting fees and the fees and disbursements of counsel to the Issuer, shall be borne by the Issuer.

         7.14 To the extent permitted by law, the Issuer will indemnify and hold harmless the Purchaser, its directors, officers, agents and each person, if any, who is under common control with the Purchaser within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any underwriter (as defined in the Securities Act) for the Purchaser, the officers and directors of such underwriter and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement, or any post effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or any post effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of a Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Issuer files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Issuer of the Securities Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) are hereinafter collectively referred to as the "Violations"). Subject to the restrictions set forth in Section 7.16 with respect to the number of legal counsel, the Issuer shall reimburse the Purchaser and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnity contained in this Section 7.13 (A) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Issuer by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of a Registration Statement or any such amendment thereof or supplement thereto; and (B) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Issuer, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Shares by the Purchaser.

         7.15 To the extent permitted by law, the Purchaser agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in
Section 7.14, the Issuer, each of its directors, each of its officers who signs a Registration Statement, each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to a Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (each such person and each Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by the Purchaser, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Issuer by the Purchaser expressly for use in connection with such Registration Statement or such prospectus; and the Purchaser will reimburse any reasonable legal or other expenses reasonably incurred by any Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity contained in this Section
7.16 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld; provided, further, that the Purchaser shall be liable under this Section 7.15 for only that amount of a Claim as does not exceed the net proceeds to the Purchaser as a result of the sale of Shares pursuant to any such Registration Statement or such prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Shares (or underlying securities) by the Purchaser. Notwithstanding anything to the contrary contained herein the indemnity contained in this Section 7.15 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

         7.16 Promptly after receipt by an Indemnified Person or Indemnified Party under Section 7.14 or 7.15 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is made against any indemnifying party under this Article 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. Except as provided in the preceding sentence, the Issuer shall pay for only one separate legal counsel for the Indemnified Persons. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Article 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnity required by this Article 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     8. TRANSFER AGENT INSTRUCTIONS. The Issuer will instruct its transfer agent to, concurrently with the delivery by the Purchaser of the Purchase Price, issue one or more certificates representing the Shares purchased, bearing the restrictive legend specified in Section 5.2 of this agreement, registered in the name of the Purchaser or its nominee and in such denominations as shall be specified by the Purchaser. The Issuer warrants that no instruction other than to issue the shares and stop transfer instructions to give effect to Section 5.1 and 5.2 hereof will be given by the Issuer to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Issuer as and to the extent provided in this Agreement. Nothing in Article 5 herein shall affect in any way the Purchaser's obligations and agreement to comply with all applicable federal and state securities laws upon resale of the Shares. If the Purchaser provides the Issuer with an opinion of counsel reasonably satisfactory in form, scope and substance to the Issuer that registration of a resale by the Purchaser of any of the Shares in accordance with Section 5.1 is not required under the Securities Act or applicable state securities laws, the Issuer shall permit the transfer agent to issue one or more share certificates in such name and in such denominations as specified by the Purchaser.

     9. BOARD OF DIRECTORS. The Issuer's board shall consist of not more than seven members. From and until the earlier of five (5) years from the date hereof and the date Purchaser holds less than five (5) percent of the Issuer's outstanding common stock, the Issuer shall use its best efforts to cause one of the directors to be an individual selected by Purchaser in its discretion. Such board member, if any, shall have all the rights and privileges of each other outside board member of the Issuer, including rights to compensation as established by the Issuer, except that such board member shall not receive the automatic grant of stock options provided to other outside board members of the Issuer. Rather, for so long as Robert Zahradnick or any other individual elected or appointed for election by Purchaser is serving as a director of Issuer, Purchaser shall receive options on a quarterly basis at the same time and on the same terms and conditions as the other outside board members pursuant to a stock option agreement substantially in the form set forth as Exhibit B. If at any time Purchaser has not appointed or nominated for election at least one of the members of the Issuer's Board and Purchaser holds at least five percent (5) of the Issuer's outstanding common stock, Purchaser shall be entitled to appoint one observer to the Issuer's Board (the "Observer"). Such Observer shall have the right to attend, and receive all materials distributed for or at, all meetings (telephonic and otherwise) of the Board (including committees thereof) and shall be entitled to the same rights and privileges as directors of the Issuer, except that such Observer shall not be entitled to vote on matters presented to or discussed by the Board. The Observer will receive no compensation from the Issuer for his services as observer, but shall be entitled to be reimbursed by the Issuer for all reasonable costs and expenses incurred in connection with his participation in meetings or other activities of the Board.

     10. RELIANCE. Each of the Purchaser and the Issuer understand and agree that the other party and its respective officers, directors, employees and agents may, and will, rely on the accuracy of the other party's respective representations and warranties in this agreement to establish compliance with applicable securities laws. Each of the Purchaser and the Issuer agree to indemnify and hold harmless all such parties against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance on such representations and warranties.

     11. MISCELLANEOUS.

         11.1 Survival. The representations and warranties made in this Agreement shall survive the closing of the transactions contemplated by this Agreement.

         11.2 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligation hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void, but no such assignment by Purchaser or Issuer of their rights or obligations hereunder shall relieve Purchaser or Issuer of any of their obligations under this Agreement to the other.

         11.3 Execution and Delivery of Agreement. The Issuer shall be entitled to rely on delivery by facsimile transmission of an executed copy of this agreement, and acceptance by the Issuer of such facsimile copy shall create a valid and binding agreement between the Purchaser and the Issuer.

         11.4 Titles. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this agreement.

         11.5 Severability. The invalidity or unenforceability of any particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

         11.6 Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

         11.7 Waiver and Amendment. Except as otherwise provided herein, the provisions of this agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of the Purchaser and the Issuer.

         11.8 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         11.9 Governing Law and Venue. This agreement is governed by and shall be construed in accordance with the laws of the State of Nevada. Venue for the resolution of disputes relating to this agreement shall be limited to the United States District Court for the District of Nevada, and the parties agree not to contest such court's jurisdiction to adjudicate such disputes and not to seek the prior exhaustion of remedies in any other judicial, administrative or other forum; provided however, if such court determines that it lacks jurisdiction to adjudicate such dispute, venue shall instead be limited to another federal court of competent jurisdiction sitting in Colorado or Texas, and further provided that the selection of governing law and venue in this agreement shall not preclude the assertion of claims, rights or remedies that any party may elect relating to matters other than governing law and venue.

         11.10 Fees. The Issuer agrees to pay or reimburse the Purchaser for the reasonable fees and expenses of counsel to the Purchaser in connection with investigation, review, negotiation, execution and delivery of this agreement.

         11.11 Mr. Jurrius. The Issuer and Purchaser agree that Mr. John Jurrius may maintain a relationship with the Issuer as a director, officer, consultant and/or participant in oil and gas prospects from time to time and maintain a relationship with the Purchaser as an advisor or consultant. Both parties waive any conflict of interest that may arise from any such relationships.

         11.12 Press Releases, Public Announcements. The Issuer will not make any public announcement or press release respecting the transactions contemplated hereby or the transactions contemplated under the Participation Agreement between the Purchaser and the Issuer without the Purchaser's prior permission; provided, however, that the Issuer shall make such disclosures without the prior permission of the Purchaser as may be necessary upon advice of counsel to Issuer in order for it to comply with applicable law.

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above mentioned.

THE "ISSUER"                            THE "PURCHASER"

CONTANGO OIL & GAS COMPANY              Southern Ute Indian Tribe,
                                        doing business as the Southern Ute
                                        Indian Tribe Growth Fund



By:________________________________     By:_______________________________
      Kenneth R. Peak
      President and Chief Executive
      Officer

                                        By:_______________________________

Address:     3700 Buffalo Speedway      Address:    135 East 9th Street
             Suite 960                              Suite H
             Houston, Texas  77098                  Durango, Colorado  81301

                                    EXHIBIT A
                         FORM OF STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           CONTANGO OIL & GAS COMPANY
                             STOCK OPTION AGREEMENT

Name of Optionee:                       Southern Ute Indian Tribe

Address:                                135 East 9th Street, Suite H
                                        Durango, Colorado  81301

Number of Options Granted:              2,500,000 shares of common stock

Date Option Granted:                    June 8, 2000

         THIS AGREEMENT (the "Agreement") is made as of the date set forth above between Contango Oil & Gas Company, a Nevada corporation (the "Company"), and the optionee named above (the "Optionee").

                                     RECITAL

         In connection with the Securities Purchase Agreement dated as of June 6, 2000 (the "Purchase Agreement") by and between the Company and the Optionee, the Board of Directors of the Company (the "Board") has determined that it is to the advantage and interest of the Company and its stockholders to grant the option provided for herein to the Optionee. The option provided for herein is being granted in connection with the investment by Optionee in the Company.

In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee the right and option (the "Option") to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of 2,500,000 shares (the "Shares") of the presently authorized and unissued common stock of the Company, par value $0.04 (the "common stock"), at the purchase price of $1.00 per share, for an aggregate purchase price of $2,500,000. The Option is fully vested and immediately exercisable.

2. Exercise. The right to exercise the Option granted hereunder, to the extent unexercised, shall remain in effect for a period of ninety (90) days from the date of grant of this Option.

3. Method of Exercise. The Option may be exercised from time to time by written notice to the Company, stating the number of Shares with respect to which the Option is being exercised, together with payment in full, in cash or by certified or cashier's check payable to the order of the Company, of the purchase price for the number of Shares being exercised. If requested by the Board, prior to the delivery of any Shares the Optionee, or any other person entitled to exercise the Option, shall supply the Board with a representation that the shares are not being acquired with a view to distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations. As a condition to the exercise of the Option in whole or in part the Board may, in its sole discretion, require the Optionee to pay in addition to the purchase price for the Shares being exercised an amount equal to any federal, state or local taxes that the Board has determined are required to be paid in connection with the exercise of the Option in order to enable the Company to claim a deduction in connection with the exercise of the Option or otherwise. As soon after the notice of exercise as the Company is reasonably able to comply, the Company shall, without transfer or issue tax to the Optionee or any other person entitled to exercise the Option, deliver to the Optionee or any such other person, at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for the Shares being exercised.

     Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange or any federal, state or local law. The Optionee may exercise the Option for less than the total number of Shares for which the Option is exercisable, provided that a partial exercise may not be for less than 100 shares and shall not include any fractional shares.

4. Termination of Option. The Option shall terminate and expire upon the last date for exercise of the Option as provided in Section 2 of this Agreement.

5. Adjustments. In the event the Company (i) pays a dividend in shares of its common stock or makes a distribution in shares of its common stock, to holders of its shares of common stock, (ii) subdivides its outstanding shares of common stock, (iii) combines its outstanding shares of common stock into a smaller number of shares of common stock, or (iv) issues, by reclassification or reorganization, other securities or property of the Company to holders of its shares of common stock generally, then the Shares granted to Optionee hereunder shall be adjusted so that Optionee shall be entitled to receive the number of shares of common stock or other securities or property of the Company which Optionee would have owned or been entitled to receive if the option had been exercised immediately prior to any such event or any record date with respect thereto. No fractional shares of stock shall be issued as a result of or in connection with any such adjustment. In the event of an adjustment of the number of Shares subject to the Option pursuant to this Section 5 which would result in the issuance of a fractional share of stock, the number of Shares, as adjusted, shall be rounded up to the nearest whole number of Shares. Whenever the number of Shares is adjusted as herein provided, the exercise price payable upon exercise of the Option shall be adjusted by multiplying such exercise price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares immediately prior to such adjustment, and of which the denominator shall be the number of Shares subject to the Option immediately thereafter. An adjustment made pursuant to this Section 5 shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event, and prompt written notice thereof shall be given to the Optionee.

6. Non-Transferability. The Option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, other than with the Company's prior written consent or by will or by the laws of descent and distribution.

7. No Stockholder Rights. The Optionee or other person entitled to exercise the Option shall have no rights or privileges as a stockholder with respect to any Shares subject hereto until the Optionee or such person has become the holder of record of such Shares, and no adjustment (except such adjustments as may be effected pursuant to the provisions of Section 5 hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which the Optionee or such person becomes the holder of record.

8. Conditions to Issuance of Shares. The Company's obligation to issue Shares of its common stock upon exercise of the Option is expressly conditioned upon, at the Company's option, the completion by the Company of any registration or other qualification of such Shares under any state and/or federal law or rulings or regulations of any government regulatory body or the making of such investment representations or other representations and agreements by the Optionee or any person entitled to exercise the Option in order to comply with the requirements of any exemption from any such registration or other qualification of such Shares which the Board shall, in its sole discretion, deem necessary or advisable. Such required representations and agreements include representations and agreements that the Optionee, or any other person entitled to exercise the Option, (a) is not purchasing such Shares for distribution and (b) agrees to have placed upon the face and reverse of any certificates for such Shares a legend setting forth any representations and agreements which have been given to the Board or a reference thereto and stating that, prior to making any sale or other disposition of any such Shares, the Optionee, or any other person entitled to exercise the Option, will give the Company notice of intention to sell or dispose of the Shares not less than five days prior to such sale or disposition.

9. Legends. This Option and the Shares issuable upon exercise of this Option shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

10. Miscellaneous.

     a. Notices. All notices, requests, statements, invoices, payments and other communications required or permitted by the terms hereof to be given to any person shall be made to the following:

         IF TO THE COMPANY:

         Contango Oil and Gas Company
         Attn: Kenneth R. Peak
         3700 Buffalo Speedway
         Suite 960
         Houston, Texas 77098
         Facsimile No.: (713) 960-1065

         IF TO OPTIONEE:

         to the address set forth on the signature page below.

Notices required to be in writing shall be delivered by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the business day on which it was transmitted or hand delivered (unless transmitted or hand delivered after close in which case it shall be deemed received at the close of the next business day). Notice by overnight mail or courier shall be deemed to have been received two business days after it was sent. Either the Company or the Optionee may change its address by providing notice of same in accordance herewith.

     b. Governing Law. This agreement is governed by and shall be construed in accordance with the laws of the State of Nevada. Venue for the resolution of disputes relating to this agreement shall be limited to the United States District Court for the District of Nevada, and the parties agree not to contest such court's jurisdiction to adjudicate such disputes and not to seek the prior exhaustion of remedies in any other judicial, administrative or other forum; provided however, if such court determines that it lacks jurisdiction to adjudicate such dispute, venue shall instead be limited to another federal court of competent jurisdiction sitting in Colorado or Texas, and further provided that the selection of governing law and venue in this agreement shall not preclude the assertion of claims, rights or remedies that any party may elect relating to matters other than governing law and venue.

     c. Entirety. This Agreement constitutes the entire agreement between the Company and the Optionee concerning the subject matter hereof. There are no prior or contemporaneous agreements or representations affecting the same subject matter other than those herein expressed. No amendment, modification or change herein shall be enforceable unless reduced to writing and executed by both the Company and the Optionee.

     d. Non-Waiver. No waiver by either of the parties hereto of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall be construed as a waiver of any other default or defaults whether of a like kind or different nature.

     e. No Third Party Beneficiaries. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third party beneficiary contract.

     f. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     g. Headings. The headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     h. Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts and by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


THIS AGREEMENT IS ADDRESSED TO THE OPTIONEE IN DUPLICATE AND SHALL NOT BE EFFECTIVE UNTIL THE OPTIONEE EXECUTES THE ACCEPTANCE BELOW AND RETURNS ONE COPY TO THE COMPANY, THEREBY ACKNOWLEDGING THAT IT HAS READ, APPROVES OF AND AGREES TO ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT.


                                    * * * * *

                  EFFECTIVE as of the 6th of June , 2000.


                                    CONTANGO OIL & GAS COMPANY



                                        /s/ Kenneth R. Peak
                                        ----------------------------------------
                                    By: Kenneth R. Peak
                                        ----------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------


ACCEPTED:

Southern Ute Indian Tribe,
dba the Southern Ute Indian Tribe Growth Fund



/s/ John E. Baker, Jr.
----------------------
By: John E. Baker, Jr.
   ------------------------
Title:  Chairman, Southern Ute Tribal Council
      ---------------------------------------

Address: 135 East 9th Street
         -------------------
                  Suite H
----------------------------
                  Durango, Colorado  81301
------------------------------------------
Facsimile:        970-375-2216
          --------------------------------

                                    EXHIBIT B
                         FORM OF STOCK OPTION AGREEMENT


Name of Optionee:          Southern Ute Indian Tribe, d/b/a SUIT Growth Fund

Address:                   135 East 9th Street, Suite H
                           Durango, Colorado  81301

Number of Options
Granted:                   ____ shares of common stock

Date Option Granted:       ________________ , 2000

     THIS AGREEMENT (the "Agreement") is made as of the date set forth above between Contango Oil & Gas Company, a Nevada corporation (the "Company"), and the optionee named above (the "Optionee").


                                     RECITAL

     The Board of Directors of the Company (the "Board") has determined that it is to the advantage and interest of the Company and its stockholders to grant the option provided for herein to the Optionee.

     In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Grant of Option

     The Company hereby grants to the Optionee the right and option (the "Option") to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of 5,000 shares (the "Shares") of the presently authorized and unissued common stock of the Company, par value $0.04 (the "Common Stock"). Unless otherwise specified on Exhibit "A" attached hereto, the Option shall vest and be exercisable immediately upon the date granted at the purchase price of $ per share.

2. Exercise. The right to exercise the Option, to the extent unexercised, shall remain in effect for a ________ period of five (5) years from the date of grant of the Option.

3. Method of Exercise. The Option may be exercised from time to time by written notice to the Company substantially in the form attached hereto as Exhibit B, stating the number of Shares with respect to which the Option is being exercised, together with payment in full, in cash or by certified or cashier's check payable to the order of the Company, of the purchase price for the number of Shares being exercised. If requested by the Board, prior to the delivery of any Shares the Optionee, or any other person entitled to exercise the Option, shall supply the Board with a representation that the shares are not being acquired with a view to distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations. As a condition to the exercise of the Option in whole or in part the Board may, in its sole discretion, require the Optionee to pay in addition to the purchase price for the Shares being exercised an amount equal to any federal, state or local taxes that the Board has determined are required to be paid in connection with the exercise of the Option in order to enable the Company to claim a deduction in connection with the exercise of the Option or otherwise. As soon after the notice of exercise as the Company is reasonably able to comply, the Company shall, without transfer or issue tax to the Optionee or any other person entitled to exercise the Option, deliver to the Optionee or any such other person, at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for the Shares being exercised.

     Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange or any federal, state or local law. The Optionee may exercise the Option for less than the total number of Shares for which the Option is exercisable, provided that a partial exercise may not be for less than 100 shares, except during the final year of the Option, and shall not include any fractional shares.

4. Termination of Option. The Option shall terminate and expire upon the last date for exercise of the Option as provided in Section 2 of this Agreement.

5. Adjustments. In the event the Company (i) pays a dividend in shares of its common stock or makes a distribution in shares of its common stock, to holders of its shares of common stock, (ii) subdivides its outstanding shares of common stock, (iii) combines its outstanding shares of common stock into a smaller number of shares of common stock, or (iv) issues, by reclassification or reorganization, other securities or property of the Company to holders of its shares of common stock generally, then the Shares granted to Optionee hereunder shall be adjusted so that Optionee shall be entitled to receive the number of shares of common stock or other securities or property of the Company which Optionee would have owned or been entitled to receive if the option had been exercised immediately prior to any such event or any record date with respect thereto. No fractional shares of stock shall be issued as a result of or in connection with any such adjustment. In the event of an adjustment of the number of Shares subject to the Option pursuant to this Section 5 which would result in the issuance of a fractional share of stock, the number of Shares, as adjusted, shall be rounded up to the nearest whole number of Shares Whenever the number of Shares is adjusted as herein provided, the exercise price payable upon exercise of the Option shall be adjusted by multiplying such exercise price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares immediately prior to such adjustment, and of which the denominator shall be the number of Shares subject to the Option immediately thereafter. An adjustment made pursuant to this Section 5 shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event, and prompt written notice thereof shall be given to the Optionee.

6. Non-Transferability. The Option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, other than with the Company's prior written consent or by will or by the laws of descent and distribution.

7. No Stockholder Rights. The Optionee or other person entitled to exercise the Option shall have no rights or privileges as a stockholder with respect to any Shares subject hereto until the Optionee or such person has become the holder of record of such Shares, and no adjustment (except such adjustments as may be effected pursuant to the provisions of Section 5 hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which the Optionee or such person becomes the holder of record.

8. Conditions to Issuance of Shares. The Company's obligation to issue Shares of its Common Stock upon exercise of the Option is expressly conditioned upon, at the Company's option, the completion by the Company of any registration or other qualification of such Shares under any state and/or federal law or rulings or regulations of any government regulatory body or the making of such investment representations or other representations and agreements by the Optionee or any person entitled to exercise the Option in order to comply with the requirements of any exemption from any such registration or other qualification of such Shares which the Board shall, in its sole discretion, deem necessary or advisable. Such required representations and agreements include representations and agreements that the Optionee, or any other person entitled to exercise the Option, (a) is not purchasing such Shares for distribution and (b) agrees to have placed upon the face and reverse of any certificates for such Shares a legend setting forth any representations and agreements which have been given to the Board or a reference thereto and stating that, prior to making any sale or other disposition of any such Shares, the Optionee, or any other person entitled to exercise the Option, will give the Company notice of intention to sell or dispose of the Shares not less than five days prior to such sale or disposition.

9. Legends. This Option and the Shares issuable upon exercise of this Option shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

10. Miscellaneous.

     a. Notices. All notices, requests, statements, invoices, payments and other communications required or permitted by the terms hereof to be given to any person shall be made to the following:

         IF TO THE COMPANY:

         Contango Oil & Gas Company
         Attn: Kenneth R. Peak
         3700 Buffalo Speedway
         Suite 960
         Houston, Texas 77098
         Facsimile No.: (713) 960-1065

         IF TO OPTIONEE:

         To the address set forth on the signature page below.

Notices required to be in writing shall be delivered by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the business day on which it was transmitted or hand delivered (unless transmitted or hand delivered after close in which case it shall be deemed received at the close of the next business day). Notice by overnight mail or courier shall be deemed to have been received two business days after it was sent. Either the Company or the Optionee may change its address by providing notice of same in accordance herewith.


     b. Governing Law. This agreement is governed by and shall be construed in accordance with the laws of the State of Nevada. Venue for the resolution of disputes relating to this agreement shall be limited to the United States District Court for the District of Nevada, and the parties agree not to contest such court's jurisdiction to adjudicate such disputes and not to seek the prior exhaustion of remedies in any other judicial, administrative or other forum; provided however, if such court determines that it lacks jurisdiction to adjudicate such dispute, venue shall instead be limited to another federal court of competent jurisdiction sitting in Colorado or Texas, and further provided that the selection of governing law and venue in this agreement shall not preclude the assertion of claims, rights or remedies that any party may elect relating to matters other than governing law and venue.

     c. Entirety. This Agreement constitutes the entire agreement between the Company and the Optionee concerning the subject matter hereof. There are no prior or contemporaneous agreements or representations affecting the same subject matter other than those herein expressed. No amendment, modification or change herein shall be enforceable unless reduced to writing and executed by both the Company and the Optionee.

     d. Non-Waiver. No waiver by either of the parties hereto of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall be construed as a waiver of any other default or defaults whether of a like kind or different nature.

     e. No Third Party Beneficiaries. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third party beneficiary contract.

     f. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     g. Headings. The headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     h. Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts and by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


THIS AGREEMENT IS ADDRESSED TO THE OPTIONEE IN DUPLICATE AND SHALL NOT BE EFFECTIVE UNTIL THE OPTIONEE EXECUTES THE ACCEPTANCE BELOW AND RETURNS ONE COPY TO THE COMPANY, THEREBY ACKNOWLEDGING THAT HE OR SHE HAS READ, APPROVES OF AND AGREES TO ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT.


                                    * * * * *

EFFECTIVE as of the ______ of June, 2000


                           CONTANGO OIL & GAS COMPANY


                           -----------------------------------------
                           Kenneth R. Peak
                           President and Chief Executive Officer



ACCEPTED:



------------------------------
By: Southern Ute Indian Tribe,
doing business as the Southern Ute Indian Tribe Growth Fund

Address: 135 East 9th Street
         Suite H
         Durango, Colorado 81301

Facsimile: (970) 375-2216

                                    EXHIBIT A

                                    EXHIBIT B

                           CONTANGO OIL & GAS COMPANY

                        FORM OF EXERCISE OF STOCK OPTION

                    (To be signed only on exercise of Option)

         I hereby exercise, on the date hereof, the Stock Option granted by Contango Oil & Gas Company to me on _________, ____, subject to all the terms and provisions thereof as contained in the Agreement concerning such Stock Option signed by me on _______________, ____, and notify you of my desire to purchase ________________ shares of Common Stock of the Company which were offered to me pursuant to said Option. Enclosed is my check in the sum of $_________________ in full payment for such shares.

         I hereby represent that the ________________ shares of Common Stock to be delivered to me pursuant to the exercise of the Stock Option granted to me on _______________, ____ are being acquired by me as an investment and not with a view to, or for sale in connection with, the distribution of any part thereof.


Dated:
      ------------------------------



------------------------------------
[Name of Optionee]

                                    EXHIBIT C
                         ACCREDITED INVESTOR CERTIFICATE


     In connection with the issuance of certain Common Stock (the "Common Stock") of Contango Oil & Gas Company, a Nevada corporation (the "Company"), the undersigned (an "Investor") hereby furnishes the following information and makes the following acknowledgments and representations and warranties:

I. Legal Status of Investor.

     Each Investor must check the applicable statement below.

     The Investor is (check the appropriate category(ies)):

___ A natural person whose net worth (or joint net worth with his or her spouse) is in excess of $1,000,000 as of the date hereof;

___ A natural person whose income in 1997 and 1998 was, and whose income in 1999 is expected to be, in excess of $200,000, or whose income with his or her spouse in 1997 and 1998 was, and whose income with his or her spouse in 1999 is expected to be, in excess of $300,000;

___ A broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

___ An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

___ A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

___ An entity in which all of the equity owners are "accredited investors" as defined in Rule 501 under the Securities Act; or

___  A director or executive officer of the Company.

I. Identity of Investor.


         Name:       ________________________________________________

         Address:    ________________________________________________

         Telephone:  ________________________________________________

         Tax ID No.: ________________________________________________


I. Acknowledgment.


     Investor understands, acknowledges and agrees that:

          (a) The Common Stock has not been registered under the Securities Act or any other applicable federal or state securities laws;

          (b) Investor is acquiring the Common Stock for his, her or its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution of the Common Stock in violation of the Securities Act; and

          (c) Investor has a preexisting personal and business relationship with the Company and certain of its officers, directors and controlling persons, and, by reason of Investor's business and financial experience, has the capacity to protect his, her or its interests in connection with the acquisition of the Common Stock.

     This completed questionnaire must be returned as soon as possible after receipt hereof and prior to acquiring the Common Stock.


                         ----------------------------------------
                         Print or type name of Investor


                          By:
                             ------------------------------------
                            Name:
                            Title:

Date:                     , 2000
      --------------------